Exhibit 99.2

TRADING DATA

Cermak Road LLC
Shares of Common Stock Purchased	Price Per Share ($)		Date of Purchase
6,100	$4.99	(1)	March 11, 2019
171,945	$4.97	(2)	March 12, 2019
725,312	$4.99	(3)	March 13, 2019
407,507	$4.91	(4)	March 14, 2019
56,416	$4.66	(5)	March 18, 2019
146,831	$4.65	(6)	March 19, 2019
160,715	$4.50	(7)	March 20, 2019
169,876	$4.47	(8)	March 21, 2019
169,500	$4.24	(9)	March 22, 2019
297,431	$4.22	(10)	March 25, 2019
351,808	$3.71	(11)	April 25, 2019
485,845	$3.67	(12)	April 26, 2019
196,202	$3.56	(13)	April 30, 2019
47,100	$3.45	(14)	May 1, 2019
117,630	$3.48	(15)	May 2, 2019
98,987	$3.56	(16)	May 3, 2019
120,725	$3.44	(17)	May 6, 2019
632,760	$3.36	(18)	May 7, 2019
377,275	$3.47	(19)	May 8, 2019
325,081	$3.60	(20)	May 9, 2019

Shares of Common Stock Sold	Price Per Share ($)		Date of Sale
135,304	$4.25	(21)	April 4, 2019
37,900	$4.16	(22)	April 5, 2019
52,768	$4.03	(23)	April 9, 2019
138,733	$3.99	(24)	April 10, 2019
180,117	$3.87	(25)	April 11, 2019
2,300	$3.86	(26)	April 12, 2019
100,000	$3.65		April 24, 2019

Cermak Road Ltd.

None.

Sycamore Partners III-A, L.P.

None.

Sycamore Partners III, L.P.

None.

Sycamore Partners III GP, L.P.

None.

Sycamore Partners III GP, Ltd.

None.

Stefan L. Kaluzny

None.

(1) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $4.97 to $5.00, inclusive. The reporting persons undertake to provide to the staff of the Securities and Exchange Commission (the “Staff”), upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in footnotes (1), (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14), (15), (16), (17), (18), (19) and (20).

(2) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $4.92 to $5.00, inclusive.

(3) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $4.98 to $5.00, inclusive.

(4) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $4.85 to $5.00, inclusive.

(5) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $4.63 to $4.69, inclusive.

(6) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $4.59 to $4.74, inclusive.

(7) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $4.42 to $4.60, inclusive.

(8) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $4.43 to $4.58, inclusive.

(9) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $4.21 to $4.50, inclusive.

(10) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $4.18 to $4.28, inclusive.

(11) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $3.65 to $3.75, inclusive.

(12) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $3.58 to $3.76, inclusive.

(13) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $3.51 to $3.60, inclusive.

(14) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $3.40 to $3.53, inclusive.

(15) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $3.40 to $3.55, inclusive.

(16) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $3.48 to $3.62, inclusive.

(17) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $3.41 to $3.53, inclusive.

(18) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $3.31 to $3.51, inclusive.

(19) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $3.34 to $3.52, inclusive.

(20) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $3.53 to $3.68, inclusive.

(21) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $4.23 to $4.28, inclusive. The reporting persons undertake to provide to the Staff, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes (21), (22), (23), (24), (25) and (26).

(22) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $4.15 to $4.25, inclusive.

(23) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $4.00 to $4.08, inclusive.

(24) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $3.96 to $4.02, inclusive.

(25) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $3.85 to $3.89, inclusive.

(26) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $3.85 to $3.86, inclusive.